CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 (the "Registration Statement") of our report dated March 6, 2000, relating to the financial statements and financial highlights appearing in the January 31, 2000 Annual Report to Shareholders of Vanguard Bond Funds, which is incorporated by reference through the Prospectuses and Statement of Additional Information of Vanguard Bond Funds dated February 9, 2001 in this Registration Statement.

We also consent to the incorporation by reference in this Registration Statement of our report dated March 6, 2000, relating to the financial statements and financial highlights appearing in the January 31, 2000 Annual Report to Shareholders of Vanguard Admiral Funds, which is incorporated by reference through the Prospectus and Statement of Additional Information of Vanguard Admiral Funds dated May 26, 2000 in this Registration Statement.


PricewaterhouseCoopers LLP
Philadelphia, PA

February 21, 2001